Exhibit 10.19

Fifth Amendment to
Master Video Lottery Terminal Contract

This Fifth Amendment to Master Video Lottery Terminal Contract (this “Fifth Amendment”) is made and entered into on this 2nd day of May, 2017, by and between the Division of Lotteries of the Rhode Island Department of Revenue, an agency of the State of Rhode Island, with its principal address at 1425 Pontiac Avenue, Cranston, Rhode Island 02920 (the “Division”) and Premier Entertainment II, LLC d/b/a Newport Grand, a Delaware limited liability company, with its principal office located at 150 Admiral Kalbfus Road, Newport, Rhode Island 02840 (“Newport Grand”), and amends that certain Master Video Lottery Terminal Contract by and between the Division and Newport Grand dated as of November 23, 2005 (the “Master Contract”), as amended by that certain Amendment dated January 25, 2006 (the “Amendment”), that certain First Amendment to Master Video Lottery Terminal Contract by and between the Division and Newport Grand dated December 21, 2010 (the “First Amendment”), that certain Second Amendment to Master Video Lottery Terminal Contract by and between the Division and Newport Grand dated May 31, 2012 (the “Second Amendment”), that certain Third Amendment to Master Video Lottery Terminal Contract by and between the Division and Newport Grand dated May 1, 2013 (the “Third Amendment”), that certain Assignment and Assumption of Master Video Lottery Terminal Contract by and between Newport Grand, L.L.C., Premier Entertainment II, LLC and, solely for the purposes of Section 10 thereof, the Division, dated July 14, 2015 (“Assignment”) and that certain Fourth Amendment to Master Video Lottery Terminal Contract by and between the Division and Newport Grand dated July 14, 2015 (the “Fourth Amendment”). The Division and Newport Grand are referred to herein collectively as the “Parties,” and individually, as a “Party.” This Fifth Amendment shall take effect upon the date first set forth above.

WITNESSETH:

WHEREAS, the Division and Newport Grand entered into the Master Contract, which Master Contract has been amended from time to time as indicated above;

WHEREAS, during the 2016 Legislative Session of the Rhode Island General Assembly, the State of Rhode Island enacted into law 2016 – S 2081 Substitute A and 2016 – H 7228 Substitute A, identical bills, both of which are entitled “An Act Relating to Sports, Racing, and Athletics – Authorizing State-Operated Gaming at a Facility in Tiverton,” and both of which were signed by the Governor of Rhode Island on March 4, 2016 (the “2016 Gaming Act”); and

WHEREAS, Sections 7, 8, 9 and 10 of the 2016 Gaming Act authorized and directed the Division to enter into with Newport Grand a Fifth Amendment to the Master Contract, which amendments are set forth in this Fifth Amendment.

NOW, THEREFORE, pursuant to the 2016 Gaming Act, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual promises, covenants, obligations and conditions herein contained, Newport Grand and the Division hereby agree as follows:

1.	Definitions and Interpretation.

1.1	References to the “Agreement” contained in this Fifth Amendment are and shall be deemed to be references to the Master Contract, as amended and/or extended by the Amendment, First Amendment, Second Amendment, Third Amendment, Assignment and Fourth Amendment.

1.2	The Parties hereby acknowledge and agree that all references in the Agreement, as amended by this Fifth Amendment, to “Table Games” shall have the meaning given the term in Rhode Island General Laws §42-61.2-1(11) and as operated by the Division on the date hereof.

1.3	The Parties further acknowledge and agree that all references in the Agreement, as amended by this Fifth Amendment, to “Newport Grand,” when it is referring to a legal entity, shall be interpreted to mean Premier Entertainment II, LLC and its permitted successors and assigns under the Agreement, and all references to “Newport Grand,” when it is referring to a gaming facility, shall be interpreted to mean Newport Grand Slots, located at 150 Admiral Kalbfus Road, Newport, Rhode Island, unless and until state-operated Video Lottery Games are no longer offered at such facility in Newport, Rhode Island and state-operated Video Lottery Games and Table Games are offered at a facility owned by Twin River-Tiverton located in Tiverton, Rhode Island, at which time “Newport Grand” shall mean such Tiverton facility.

1.4	The Parties further acknowledge and agree that all references in the Agreement, as amended by this Fifth Amendment, to “Newport Grand facility” shall refer to the gaming and entertainment facility located at 150 Admiral Kalbfus Road, Newport, Rhode Island until such time as Video Lottery Games are offered at the gaming and entertainment facility of Twin River-Tiverton located in the town of Tiverton, Rhode Island, at which time all references to “Newport Grand facility” shall refer to such Tiverton facility.

1.5	The Parties further acknowledge and agree that all references in the Agreement, as amended by this Fifth Amendment, to “Twin River-Tiverton” shall be interpreted to mean Twin River-Tiverton LLC, a Delaware Limited Liability Company, being the successor to Newport Grand, LLC under the Agreement. All references in the Agreement, as amended by this Fifth Amendment, to “Twin River-Tiverton” shall include its permitted successors and assigns under the Agreement.

1.6	The Parties further acknowledge and agree that all references in the Agreement, as amended by this Fifth Amendment, to the facility located at 150 Admiral Kalbfus Road, Newport, Rhode Island shall refer to that facility until Video Lottery Games are no longer offered there and Video Lottery Games are offered at a facility owned by Twin River-Tiverton, located in the town of Tiverton, Rhode Island (“Tiverton”), at which time they shall refer to such Tiverton facility.

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1.7	Any capitalized terms used in this Fifth Amendment but not defined herein shall have the meaning as defined in the Agreement and/or applicable law, including but not limited to the 2016 Gaming Act.

2.	Extension of Term.

2.1	Pursuant to Section 2.3 of the Agreement and Section 3.2 of the First Amendment, Newport Grand had the right to, and did, properly exercise its option to extend the term of the Agreement for the First Extension Term and the Second Extension Term, which Second Extension Term commenced on November 23, 2015 and shall continue through and include November 23, 2020.

2.2	Pursuant to Section 10(b) of the 2016 Gaming Act, Newport Grand shall have the right and option to further extend the term of the Agreement, as amended by this Fifth Amendment, for two (2) additional terms of five (5) years each (the “Extension Terms”). The first of the new Extension Terms would commence on November 23, 2020, and continue until November 22, 2025, and the second of the Extension Terms would commence on November 23, 2025, and continue until November 22, 2030; provided, however, the exercise of the option to extend for each of the Extension Terms shall be subject to the terms and conditions of Section 2.3 of the Agreement, as that section has been amended and may hereafter be amended from time to time.

3.	Allocation of Video Lottery Net Terminal Income and Net Table-Game Revenue.

3.1	Pursuant to and in accordance with Section 10(c) of the 2016 Gaming Act, the Parties agree that the Agreement is hereby amended by replacing the title of Section 3 of the Agreement with “Allocation of Video Lottery Net Terminal Income and Net Table-Game Revenue to Newport Grand” and by adding the following new Section 3.5:

“3.5        Beginning on the date that a facility in the town of Tiverton, Rhode Island owned by Twin River-Tiverton offers patrons Video Lottery Games and Table Games, Newport Grand shall be entitled to receive 83.5% of the net table-game revenue generated at Newport Grand.”

3.2	Pursuant to and in accordance with Sections 10(d) and (e) of the 2016 Gaming Act, the Parties agree that the Agreement is hereby amended by adding the following new Section 3A:

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“3A. Allocation of Video Lottery Net Terminal Income and Net Table-Game Revenue to the Town of Tiverton, Rhode Island

3A.l         Beginning on the date that the Tiverton facility owned by Twin River-Tiverton offers patrons Video Lottery Games and Table Games, the town of Tiverton, Rhode Island shall be entitled to receive:

(a)	1.45% of the Net Terminal Income from authorized Video Lottery Terminals at such Tiverton facility; and

(b)	1% of the net table-game revenue generated at such Tiverton facility,

provided, however, that beginning with the first State fiscal year that such Tiverton facility offers patrons Video Lottery Games and Table Games for all of such State fiscal year, for that State fiscal year and each subsequent State fiscal year that such Tiverton facility offers patrons Video Lottery Games and Table Games for all of such State fiscal years, if the town of Tiverton has not received an aggregate of $3,000,000 in the State fiscal year from net table-game revenues and Net Terminal Income, combined, generated by such Tiverton facility, then the State shall make up such shortfall to the town of Tiverton, Rhode Island out of the State’s percentage of net table-game revenue and Net Terminal Income (so that the town of Tiverton, Rhode Island receives, after accounting for the State’s make-up of such shortfall, an aggregate of $3,000,000 from net table-game revenues and Net Terminal Income, combined, with respect to such State fiscal year); provided further, however, if in any State fiscal year either Video Lottery Games or Table Games are no longer offered at such Tiverton facility, then the State shall not be obligated to make up the shortfall referenced in this Section 3A.l.

3A.2 After the date that Video Lottery Games and Table Games are offered to patrons at the Tiverton facility owned by Twin River-Tiverton, if this Agreement expires or otherwise terminates for any reason prior to the day that would have been the last day of this Agreement had all extension options been exercised and said extension terms continued until their natural expiration (the “Last Possible Day of the Newport Grand Master Video Lottery Terminal Contract”), then, notwithstanding such expiration or termination of this Agreement, provided Video Lottery Games and Table Games continue to be offered at that Tiverton facility owned by Twin River-Tiverton, until the end of such Last Possible Day of the Newport Grand Master Video-Lottery Terminal Contract, the percentage of Net Terminal Income and the percentage of net table-game revenue allocated to the town of Tiverton shall continue to be the same percentage in each case, and shall continue to be subject to the same $3,000,000 minimum annual guarantee, as set forth in Section 3A.1. If Video Lottery Games and Table Games are not both offered at that Tiverton facility owned by Twin River-Tiverton, the aforementioned $3,000,000 annual guarantee to the town of Tiverton shall no longer apply. Without affecting other provisions of this Agreement that continue in effect notwithstanding the expiration or earlier termination thereof, the State and the town of Tiverton, Rhode Island agree that this Section 3A.2 shall continue in effect notwithstanding the expiration or earlier termination of this Agreement.”

4.	Miscellaneous.

4.1	Except as modified in this Fifth Amendment, all other terms of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

4.2	This Fifth Amendment contains the entire agreement by and between the Parties and supersedes and replaces all prior understandings or agreements (if any), oral or written, with respect to the subject matter hereof.

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4.3	This Fifth Amendment may be executed by the Parties hereto in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the Parties have executed this Fifth Amendment to be signed by their duly-authorized representatives on the date first set forth above.

PREMIER ENTERTAINMENT II, LLC
d/b/a Newport Grand

By:	/s/ Craig L. Eaton
Name:	Craig L. Eaton,
Title:	Senior Vice President

DIVISION OF LOTTERIES OF THE RHODE ISLAND DEPARTMENT OF REVENUE

By:	/s/ Gerald S. Aubin
Name:	Gerald S. Aubin,
Title:	Director

PURSUANT TO SECTIONS 10(D) AND (E) OF THE 2016 GAMING ACT, THE TOWN OF TIVERTON, RHODE ISLAND IS ADDED AS A SIGNATORY TO THIS FIFTH AMENDMENT SOLELY FOR THE PURPOSE OF BEING MADE A BENEFICIARY OF SECTION 3A OF THE AGREEMENT, AS ADDED PURSUANT TO SECTION 3.2 OF THIS FIFTH AMENDMENT

THE TOWN OF TIVERTON, RHODE ISLAND

By:	/s/ Juan B. Chabot
Name:	Juan B. Chabot
Title:	President
Tiverton Town Council

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